FOR IMMEDIATE RELEASE

CHINA ELECTRIC MOTOR, INC. ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION

SHENZHEN, China, March 2, 2010 /PRNewswire-Asia-FirstCall/ — China Electric Motor, Inc. (“China Electric” or the “Company”) (Nasdaq: CELM), a Delaware corporation and China-based company that engages in the design, production, marketing and sale of micro-motor products through its subsidiary Shenzhen YuePengCheng Motor Co., Ltd. (“Shenzhen YPC”), today announces that the underwriters of its previously announced public offering of common stock have fully exercised their over-allotment option to purchase 750,000 additional shares of common stock from the Company. The option was granted in connection with the public offering of 5,000,000 shares of common stock at a public offering price of $4.50 per share. The exercise of the over-allotment option brings the expected total gross proceeds of the public offering to $25.9 million.

Net proceeds from the offering are expected to be used to increase manufacturing capacity, to purchase more industrial space, to modernize factory equipment and for other general working capital purposes.

Roth Capital Partners, LLC (“Roth”) is acting as sole book-running manager and WestPark Capital, Inc. (“WestPark”) is acting as co-manager for the offering. The offering is being made solely by means of prospectus and accompanying prospectus supplement, copies of which may be obtained from either Roth or WestPark. Roth headquarters is located at 24 Corporate Plaza Drive, Newport Beach, CA 92660, and can be reached by calling 800-678-9147. WestPark headquarters is located at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, and can be reached by calling 310-843-9300. An electronic copy of such prospectus is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Electric Motor, Inc.

China Electric Motor, Inc. (Nasdaq: CELM) is a China-based company that engages in the design, production, marketing and sale of micro-motor products through its subsidiary Shenzhen YPC. The Company’s products are incorporated into consumer electronics, automobiles, power tools, toys and household appliances, and are sold under its “Sunna” brandname. The Company provides micro-motor products that meet the growing demand for efficient, quiet and compact motors from manufacturers of consumer electronics, automobiles, power tools, toys and household appliances. China Electric Motor, Inc. sells its products directly to original equipment manufacturers and to distributors and resellers both domestically in the People’s Republic of China and internationally to customers in Korea and Hong Kong. The Company’s manufacturing facilities are located in Shenzhen, Guangdong.

Forward-looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including our ability to maintain and increase revenues and sales of our products, our ability to develop and market new products, our strategic investments and acquisitions, compliances and changes in the laws of the People’s Republic of China (the “PRC”) that affect our operations, and vulnerability of our business to general economic downturn, especially in the PRC, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

Investor Relations:

Taylor Rafferty, US
Delia Cannan, Investor Relations
Tel: +1-212-889-4350
Email: chinaelectricmotor@taylor-rafferty.com

Taylor Rafferty, Hong Kong
Ruby Yim, Investor Relations
Tel: +852-3196-3712
Email: chinaelectricmotor@taylor-rafferty.com

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